UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 10, 2004

Date of Report (Date of Earliest Event Reported)

ESSENTIAL GROUP, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

0-32601	33-0597050
(Commission File Number)	(I.R.S. Employer Identification Number)

1325 Tri-State Parkway, Suite 300

Gurnee, Illinois 60031

(Address of principal executive offices, including zip code)

(847) 855-7676

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 10, 2004, Essential Group, Inc. (the “Company”) entered into a letter agreement with one of its directors, Pradip K. Banerjee, Ph.D., under which Dr. Banerjee agreed to serve as Chairman of the Board of the Company. Dr. Banerjee was originally appointed to the Board in August 2004. As consideration for his services as Chairman, Dr. Banerjee will receive an annual retainer of $20,000, to be paid in quarterly installments. Dr. Banerjee will also receive a one-time grant of an option to purchase up to 25,000 shares of Class A common stock of the Company and will be granted, on an annual basis, options to purchase up to 1,000 shares of Class A common stock for each quarterly Board meeting that he attends, up to 1,000 shares of Class A common stock for each Board subcommittee on which he is a member, up to 1,000 shares of Class A common stock for each Board subcommittee on which he is the Chairperson and up to 1,000 shares of Class A common stock for serving as Chairman of the Board. Each of the options described above will be exercisable at the fair market value per share on the date of grant of the options. The terms and conditions of options granted to Dr. Banerjee as consideration for his services as Chairman and as a director will be governed by the Company’s Amended and Restated 1996 Director Stock Option Plan.

In addition to and separate from Dr. Banerjee’s role as Chairman, the letter agreement provides that Dr. Banerjee will act as an independent consultant to management of the Company for the period September 1, 2004 through December 31, 2005. As consideration for his consulting services, Dr. Banerjee (i) will be entitled to receive, immediately prior to the consummation of a change in control transaction, an amount equal to 1.5% of the amount that holders of Series A-1 through A-7 preferred stock of the Company otherwise would have been entitled to receive as on account of their liquidation preferences and (ii) will receive an option to purchase up to 150,000 shares of Class A common stock, at an exercise price per share of $1.25, which option is exercisable only in the event of a public offering of the Company’s capital stock of the type specified in the letter agreement and provided that Dr. Banerjee has not received the amount specified above in respect of a change in control transaction. The terms and conditions of the option granted to Dr. Banerjee as consideration for his services as an independent consultant to management will be governed by the Company’s 1996 Consultants Warrant Stock Plan.

This summary of the terms and conditions of the letter agreement is qualified in its entirety by the text of the letter agreement between the Company and Dr. Banerjee, a copy of which is attached to this Current Report as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Letter Agreement, dated December 10, 2004, between Essential Group, Inc. and Pradip K. Banerjee, Ph.D.

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ESSENTIAL GROUP, INC.

	By:	/s/ Dennis N. Cavender
Date: December 13, 2004		Dennis N. Cavender
Chief Financial Officer and Secretary

EXHIBIT INDEX

10.1	Letter Agreement, dated December 10, 2004, between Essential Group, Inc. and Pradip K. Banerjee, Ph.D.